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                                                                    Exhibit 23.1

CONSENT OF CHOICEPOINT'S FINANCIAL ADVISOR

We hereby consent to the inclusion of our opinion letter dated February 14, 2000 to the Board of Directors of ChoicePoint Inc. as Annex B to the joint proxy statement/prospectus of ChoicePoint Inc. and DBT Online Inc. and in the Registration Statement on Form S-4 of ChoicePoint Inc., of which the proxy statement/prospectus is a part, filed with the Securities and Exchange Commission, and to the references to our firm and to the description of such opinion in such proxy statement/prospectus under the headings "Summary -- Opinion of ChoicePoint's Financial Advisor," "The Merger -- Opinion of ChoicePoint's Financial Advisor" and "The Merger -- Background of the Merger." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or the rules and regulations of the Securities and Exchange Commission thereunder and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term "expert" as used in the Securities Act.


                       /s/ The Robinson-Humphrey Company, LLC
                       THE ROBINSON-HUMPHREY COMPANY, LLC

Atlanta, GA
March 10, 2000